Exhibit 21
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LEUCADIA NATIONAL CORPORATION
SUBSIDIARIES AS OF DECEMBER 31, 2000

                                                               STATE/COUNTRY OF
NAME                                                             INCORPORATION
--------------------------------------------------------------------------------
CDS Devco, Inc.                                                    California
San Elijo Ranch, Inc.                                              California
San Elijo Hills Construction Company                               California
Baldwin Enterprises, Inc.                                           Colorado
NSAC, Inc.                                                          Colorado
RRP, Inc.                                                           Colorado
330 Mad. Parent Corp.                                               Delaware
AIC Financial Corporation                                           Delaware
American Investment Company                                         Delaware
Baldwin-CIS L.L.C.                                                  Delaware
BELLPET, Inc.                                                       Delaware
CDS Holding Corporation                                             Delaware
Conwed Corporation                                                  Delaware
Hawaii Ventures, LLC                                                Delaware
Leucadia Aviation, Inc.                                             Delaware
Leucadia Cellars, Ltd.                                              Delaware
Leucadia Property Holdings, Ltd.                                    Delaware
LNC Investments, Inc.                                               Delaware
LUK-3DCOM, LLC                                                      Delaware
LUK-Asia LLC                                                        Delaware
LUK-Fidei LLC                                                       Delaware
LUK-Flats LLC                                                       Delaware
LUK-HY Fund, LLC                                                    Delaware
LUK-Israel LLC                                                      Delaware
LUK-Pinetree, LLC                                                   Delaware
LUK-Shop, LLC                                                       Delaware
LUK-Visible, LLC                                                    Delaware
MK Gold Company                                                     Delaware
Neward Corporation                                                  Delaware
Omaha Dodge, LLC                                                    Delaware
PHX Capital, LLC                                                    Delaware
Pinetree Group, LLC                                                 Delaware
Rastin Investing Corp.                                              Delaware
RERCO, Inc.                                                         Delaware
San Elijo Hills Development Company, LLC                            Delaware
Wedgewood Investments L.L.C.                                        Delaware
Rosemary Beach Cottage Rental Company                                Florida
Rosemary Beach Land Company                                          Florida



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Rosemary Beach Realty, Inc.                                         Florida
College Life Development Corporation                                Indiana
Professional Data Management, Inc.                                  Indiana
Allcity Insurance Company                                          New York
Empire Insurance Company                                           New York
Centurion Insurance Company                                        New York
Leucadia, Inc.                                                     New York
Leucadia Investors, Inc.                                           New York
LUK-REN, Inc.                                                      New York
Phlcorp, Inc.                                                  Pennsylvania
Pine Ridge Winery, LLC                                                Texas
American Investment Bank, N.A.                                United States
American Investment Financial                                          Utah
Leucadia Bottling L.L.C.                                               Utah
Leucadia Financial Corporation                                         Utah
Leucadia Power Holdings, Inc.                                          Utah
Leucadia Properties, Inc.                                              Utah
Silver Mountain Industries, Inc.                                       Utah
Telluride Properties Acquisition, Inc.                                 Utah
Terracor II                                                            Utah
Commercial Loan Insurance Corporation                             Wisconsin
WMAC Credit Insurance Corporation                                 Wisconsin
WMAC Investment Corporation                                       Wisconsin
LUK-Japan Ltd.                                       British Virgin Islands
MV Gold de Brazil Ltd.                                               Brazil
Compagnie Fonciere FIDEI                                             France
MK Gold de Mexico, S.  de R.L. de.  C.V. (Mexico)                    Mexico
Cobre Las Cruces, S.A.                                                Spain



Subsidiaries not included on this list, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2000






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